UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2012

EPOLIN, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-17741

New Jersey	22-2547226
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

358-364 Adams Street
Newark, New Jersey	07105
(Address of principal executive offices)	(Zip Code)

Registrant’s  telephone number, including area code:    (973) 465-9495

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On March 14, 2012, Epolin, Inc., a New Jersey corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Polymathes Holdings I LLC, a New Jersey limited liability company (the “Parent”), and Polymathes Acquisition I Inc., a New Jersey corporation and wholly owned subsidiary of the Parent (the “Purchaser”).  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause the Purchaser to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, no par value per share, of the Company (the “Shares”), at a price of $0.22 per Share (the “Offer Price”), paid to the seller in cash, without interest thereon and subject to applicable withholding taxes.

The Merger Agreement provides that the Offer will commence as promptly as practicable (and in any event within 45 days) after the date of the Merger Agreement, and will remain open for at least 20 business days (including the day on which the Offer is commenced). Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to certain conditions set forth in the Merger Agreement, the Parent shall cause the Purchaser to be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Upon completion of the Merger, each Share that is not tendered and accepted pursuant to the Offer (excluding those Shares that are owned by the Company as treasury stock, any Shares owned by the Parent or Purchaser and Shares held by any shareholders who perfect their statutory dissenters rights under New Jersey law) will be canceled and converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). If the Purchaser holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger as a short-form merger pursuant to the New Jersey Business Corporation Act. Otherwise, the Company may hold a special shareholders’ meeting to obtain shareholder approval of the Merger.

Subject to the terms and conditions of the Merger Agreement, the Company has granted the Purchaser an irrevocable one-time option (the “Top-Up Option”) which provides that if the Purchaser acquires at least 51% of the outstanding Shares in the Offer after the Purchaser’s acceptance of and payment for Shares pursuant to the Offer, the Purchaser will have the option, subject to certain limitations, to purchase from the Company at a price per Share equal to the Offer Price up to the number of additional shares sufficient to cause the Purchaser to own one share more than 90% of the Shares then outstanding on a fully diluted basis, subject to applicable regulatory requirements and there being sufficient authorized Shares available for issuance, to enable the Purchaser to effect a short-form merger under New Jersey law (the “Top-Up Option Shares”), provided that the aggregate purchase price payable for the Top-Up Option Shares shall be paid by the Parent or the Purchaser as follows: (a) the portion of the aggregate purchase price equal to the par value of the Top-Up Option Shares shall be paid in cash and (b) the balance of the remaining aggregate purchase price may be paid in cash or by executing and delivering to the Company a promissory note having a principal amount equal to the balance of the aggregate purchase price for the Top-Up Option Shares, or some combination thereof.  The Top-Up Option is exercisable only after the Shares have been accepted for payment pursuant to the Offer.

Completion of the Offer is subject to there being validly tendered in the Offer and not properly withdrawn that number of Shares which, together with the number of Shares, if any, then owned of record by the Parent or the Purchaser or with respect to which the Parent or the Purchaser has, directly or indirectly, voting power, representing at least 51% of all outstanding Shares (determined on a fully diluted basis).  In addition, the Offer is subject to other conditions set forth in the Merger Agreement including, but not limited to, the Company having certain minimum amounts of “Adjusted Cash” and “Adjusted Net Working Capital” (as such terms are defined in the Merger Agreement) as of the time the Shares are accepted for payment.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the Company’s board of directors’ recommendation, the Company may be required to pay Parent a termination fee of $150,000.

The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the representations and warranties contained in the Merger Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure schedule that the Company will provide to the Parent and the Purchaser prior to the commencement of the Offer.

Voting and Tender Agreements

On March 14, 2012, Murray S. Cohen (the Company’s Chairman of the Board) and James Ivchenko (the Company’s President) each entered into a Tender and Voting Agreement (the “Tender and Voting Agreements”) with the Parent and the Purchaser in connection with the Offer and the Merger.   Pursuant to the Tender and Voting Agreements, each of Dr. Cohen and Mr. Ivchenko have agreed, among other things, to tender the shares of common stock beneficially owned by each of them in the Offer, and have granted irrevocable proxies to the Parent to vote such shares in favor of the Merger if such vote is required, provided, however, that Dr. Cohen and Mr. Ivchenko may withdraw any tendered Shares at any time following a change in recommendation or the termination or expiration of the Offer without the Purchaser purchasing all of the Shares tendered pursuant to the Offer in accordance with its terms, in which event the proxy shall also terminate.  An aggregate of 3,515,545 shares of the Company’s common stock are subject to the Tender and Voting Agreements, representing approximately 28.4% of the Company’s outstanding shares of common stock.

The foregoing descriptions of the Merger Agreement and the Tender and Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Additional Information

The tender offer described in this Form 8-K has not yet commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, the Parent and the Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  The Parent, Purchaser and the Company intend to mail these documents to the shareholders of the Company. These documents will contain important information about the tender offer and shareholders of the Company are urged to read them carefully when they become available. Shareholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company, Parent or the Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain a free copy of these documents (when they become available) by contacting the Company at 358-364 Adams Street, Newark, New Jersey 07105, telephone (973) 465-9495.

Forward-Looking Statements

Statements contained in this Form 8-K, which are not historical facts or information are “forward-looking statements.”  Words such as “believe,” “expect,” “intend,” “will,” “should,” and other expressions that indicate future events and trends identify such forward-looking statements.  These forward-looking statements involve risks and uncertainties which could cause the outcome to be materially different than stated.  Such risks and uncertainties include both general economic risks and uncertainties and matters discussed in the Company’s annual report on Form 10-K which relate directly to the Company’s operations and properties.  The Company cautions that any forward-looking statement reflects only the belief of the Company or its management at the time the statement was made.  Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove to be inaccurate or incomplete.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 14, 2012 by and among Epolin, Inc., Polymathes Holdings I LLC and Polymathes Acquisition I Inc.

10.1	Tender and Voting Agreement dated as of March 14, 2012 between Polymathes Holdings I LLC, Polymathes Acquisition I Inc. and Murray S. Cohen

10.2	Tender and Voting Agreement dated as of March 14, 2012 between Polymathes Holdings I LLC, Polymathes Acquisition I Inc. and James Ivchenko

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOLIN, INC. (Registrant)

Dated: March 16, 2012	By:	/s/ James Ivchenko
Name: James Ivchenko
Title: President